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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  RADNET, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


               NEW YORK                                  13-3326724
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  1510 COTNER AVENUE, LOS ANGELES, CALIFORNIA              90025
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   (Address of principal executive offices)              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class to             Name of each exchange on which
           be so registered                each class is to be registered
   ---------------------------------     ----------------------------------
    Common Stock, par value $.0001          The NASDAQ Stock Market, LLC
               per share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A


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Note: This Amendment is being filed to correct the name of the Exchange on which the Common Stock is to be registered.


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

     The holders of Radnet common stock are entitled to one vote for each share of common stock held of record on all matters submitted to a vote of Radnet stockholders. Common stockholders have no conversion, preemptive, subscription or redemption rights. All outstanding shares of Radnet common stock are duly authorized, validly issued, fully paid and nonassessable.

     Upon satisfaction of Radnet's obligations to preferred stockholders, if any, the common stockholders receive dividends when declared by the board of directors. If Radnet liquidates, dissolves or winds-up its business, holders of Radnet common stock will share equally in the assets remaining after Radnet pays all of its creditors and satisfies all of its obligations to preferred stockholders, if any.

ITEM 2.  EXHIBITS.
         --------

     Listed below are all exhibits filed as a part of this Registration
Statement.

                                                                 INCORPORATED BY
EXHIBIT NO.               DESCRIPTION OF EXHIBIT                  REFERENCE TO
-----------               ----------------------                  ------------

  3.1.1      Certificate of Incorporation as amended                   (i)

  3.1.2      November 17, 1992 amendment to the Certificate
             of Incorporation                                          (i)

  3.1.3      December 27, 2000 amendment to the Certificate
             of Incorporation                                         (ii)

  3.1.4      November 15, 2006 amendment to the Certificate
             of Incorporation                                         (iv)

  3.1.5      November 27, 2006 amendment to the Certificate
             of Incorporation                                         (iv)

  3.2        By-laws                                                  (iii)

  4.1        Form of Common Stock Certificate                          (v)

---------------

(i) Incorporated by reference to exhibit filed with Registrant's Registration Statement on Form S-1 (File No. 33-51870).

(ii) Incorporated by reference to exhibit filed with the Form 10-K for the year ended October 31, 2000.

(iii) Incorporated by reference to exhibit filed with Form 8-K for November 15, 2006.

(iv) Incorporated by reference to exhibit filed with Form 8-K for November 27, 2006.

(v) Incorporated by reference to exhibit filed with Form 10-K for fiscal year ended October 31, 2006.


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                                    SIGNATURE

     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated:  February 14, 2007.

                                 RADNET, INC.


                                 By /s/ Jeffrey Linden
                                    --------------------------------------------
                                    Jeffrey Linden
                                    Executive Vice President and General Counsel


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